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                                                              Exhibit 21
                                                              ----------

                         SUBSIDIARIES OF THE REGISTRANT

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                                                              State or jurisdiction
                                                                of Incorporation
Name                                                             or organization
----                                                          ----------------------
Comerica Bank                                                 Michigan
Comerica California Incorporated                              California
Comerica Bank-Illinois                                        Illinois
Comerica Community Development Corporation                    Michigan
Comerica Assurance Ltd.                                       Bermuda
Comerica Bank & Trust, F.S.B.                                 United States
Comerica Bank-Midwest, N.A.                                   United States
Manufacturers Bank-Wilmington                                 Delaware
Comerica Bank-Ann Arbor, N.A.                                 United States
Comerica Texas Incorporated                                   Delaware
Comerica Acceptance Corporation                               Michigan
Comerica Corporate Services Incorporated                      Michigan
Comerica Insurance Company                                    Arizona
Comerica Properties Corporation                               Michigan
M L Inc.                                                      Michigan
Manufacturers Properties Corporation                          Michigan
Waterfront Corporation                                        Michigan


Subsidiaries of Comerica Bank
------------------------------
Comerica Investment Services, Inc.                            Michigan
      Comerica Insurance Services Corporation                 Michigan
      Comerica Securities, Inc.                               Michigan
      Wilson, Kemp & Associates, Inc.                         Michigan
      Comerica Financial Services, Inc.                       Michigan
      C-Tec Ventures, Inc.                                    Michigan
           Access Insurance Services, Inc.                    Michigan
           Interstate Select Insurance Services, Inc.         Michigan
Comerica Leasing Corporation d/b/a Manucor
Leasing, Inc.                                                 Michigan
Comerica Mortgage Corporation                                 Michigan
Manufacturers Data Corporation                                Michigan
Manufacturers Mortgage Corporation                            Michigan
A/H Hotel Management Co.                                      Michigan
Roca-I, Inc.                                                  Michigan
VRB Corp.                                                     Michigan

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
 John V. Carr & Son, Inc.                                     Michigan
      Duty Drawback Service, Inc.                             Michigan
      John V. Carr & Son, Ltd.                                Ontario
Comerica International Corporation                            United States
      Comerica International (Canada) Limited                 Ontario
           Comerica International (Canada)
           Properties, Limited                                Ontario

Subsidiaries of Comerica California Incorporated
------------------------------------------------
Comerica Bank-California                                      California
      Western Capital Management                              California
      Pacific Western Financial                               California
      Rowland Financial Corporation                           California
Plaza Commerce Leasing                                        California

Subsidiary of Comerica Bank-Illinois
------------------------------------
B&E Realty Corporation                                        Illinois

Subsidiaries of Comerica Texas Incorporated
-------------------------------------------
Comerica Bank-Texas                                           Texas
      Comerica Asset Management Incorporated                  Michigan
      Riverside Investments Inc.                              Texas
      Riverside Investments II Inc.                           Texas
      BTXW Investments, Inc.                                  Texas
      NorthPark Securities, Inc.                              Texas
      North Dallas Realty Management
      Corporation                                             Texas
      P & SA Corp.                                            Texas
      Park Properties, Inc.                                   Texas

Subsidiaries of Comerica Bank-Ann Arbor
---------------------------------------
Woodbridge Capital Management, Inc.                           Michigan
WAM Holdings, Inc.                                            Michigan
      Munder Capital Management                               Michigan
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